UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2012 (February 7, 2012)
Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500 Overland Park, Kansas 66210
(Address of principal executive offices)

(913) 234-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 9, 2012, QC Holdings, Inc. issued a press release announcing its financial results for the three months and year ended December 31, 2011.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes adjusted EBITDA, which is a financial measure that management uses and that the company believes may be useful to investors.  Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, non-cash gains or losses associated with property dispositions and discontinued operations.  For the year ended December 31, 2011, adjusted EBITDA excludes the third quarter 2011 loss from extinguishment of debt in connection with the company’s completion of an amended and restated credit agreement. For the year ended December 31, 2011, adjusted EBITDA also excludes the accrued expenses associated with the preliminary settlement of a legal matter.  Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report.

This non-GAAP financial measure is intended to supplement the company’s financial information prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) included in the press release by providing management and investors with additional insight regarding results of operations.  Management uses adjusted EBITDA as a non-GAAP performance measure.  Management regularly reviews adjusted EBITDA as it assesses its current and prospective operating results.  Management uses adjusted EBITDA in its strategic planning for the company and in evaluating the results of operations of the company.  The compensation committee has used adjusted EBITDA in evaluating the performance of the company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.  Management calculates adjusted EBITDA as income from continuing operations before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, and non-cash gains or losses associated with property dispositions. For the year ended December 31, 2011, adjusted EBITDA excludes the third quarter 2011 loss from extinguishment of debt in connection with the company’s completion of an amended and restated credit agreement. For the year ended December 31, 2011, adjusted EBITDA also excludes the accrued expenses associated with the preliminary settlement of a legal matter, which will be a cash expense when the settlement is finalized. Management has excluded these expenses in computing adjusted EBITDA for the quarter and year-to-date because of the infrequency with which the company incurs such expenses.  Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report. Management believes adjusted EBITDA is useful to management and may be useful to investors because certain of the adjusted items represent non-cash charges to net income, and certain of the adjusted items can fluctuate significantly from period-to-period, due in part to the timing of equity-based awards for compensation purposes.

Management recognizes that its use of adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash.  Nonetheless, management believes that this adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the company.

The information in Item 2.02 of this report and in the exhibit attached to this report is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date of this report, regardless of any general incorporation language in that filing.

Item 8.01.  Other Events.

On February 7, 2012, the company’s board of directors declared a cash dividend of $0.05 per common share, representing the regular quarterly dividend.  The regular quarterly dividend is payable March 6, 2012, to stockholders of record as of February 21, 2012.

Item 9.01.  Financial Statements and Exhibits.

          (c)  Exhibits.

          The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	QC Holdings, Inc. Press Release issued February 9, 2012, reporting the three months and year ended December 31, 2011 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date:	February 9, 2012

		By:	/s/ Douglas E. Nickerson
		Name:	Douglas E. Nickerson
		Title:	Chief Financial Officer